As filed with the Securities and Exchange Commission on May 5, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KAYNE ANDERSON MLP INVESTMENT COMPANY
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	56-2474626 (I.R.S. Employer Identification No.)

717 Texas Avenue, Suite 3100
Houston, Texas 77002
(713) 493-2020
(Address of principal executive offices, including zip code)
Copies to:

David J. Shladovsky, Esq. KA Fund Advisors, LLC 1800 Avenue of the Stars, Second Floor Los Angeles, California 90067	David A. Hearth, Esq. Paul, Hastings, Janofsky & Walker LLP 55 Second Street, 24th Floor San Francisco, California 94105-3441 (415) 856-7000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Series D Mandatory Redeemable Preferred Shares, $25.00 liquidation preference per share	Name of each exchange on which each class is to be registered New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐
Securities Act registration statement file number to which this form relates:               333-165775
Securities to be registered pursuant to Section 12(g) of the Act:               None.

Item 1.	Description of Registrant’s Securities to be Registered.
     The shares (the “Shares”) to be registered hereunder are shares of Series D Mandatory Redeemable Preferred Shares, $25.00 liquidation preference per share, of Kayne Anderson MLP Investment Company (the “Registrant”). A description of the Shares is contained under the heading “Description of Mandatory Redeemable Preferred Shares” in the prospectus supplement filed on May 5, 2011 (the “Prospectus Supplement”) with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 497 under the Securities Act of 1933, as amended (the “Securities Act”), and such description is incorporated herein by reference. The Prospectus Supplement relates to the Registrant’s Registration Statement on Form N-2, as amended, which was initially filed with the Commission under the Securities Act and the Investment Company Act of 1940, as amended, on March 29, 2010 (Registration Nos. 333-165775 and 811-21593, respectively).

Item 2.	Exhibits.
1.	The Registrant’s Articles of Amendment and Restatement (incorporated by reference from the Registrant’s Pre-Effective Amendment No. 3 to its Registration Statement on Form N-2 (File Nos. 333-116479 and 811-21593) as filed with the Commission on September 1, 2004).
2.	The Registrant’s Articles Supplementary for Series A Mandatory Redeemable Preferred Stock (incorporated by reference from the Registrant’s Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 (File Nos. 333-165775 and 811-21593) as filed with the Commission on July 6, 2010).
3.	The Registrant’s Articles Supplementary for Series B Mandatory Redeemable Preferred Stock and Series C Mandatory Redeemable Preferred Stock (incorporated by reference from the Registrant’s Post-Effective Amendment No. 2 to its Registration Statement on Form N-2 (File Nos. 333-165775 and 811-21593) as filed with the Commission on February 14, 2011).
4.	The Registrant’s Articles Supplementary for Series D Mandatory Redeemable Preferred Stock (incorporated by reference from the Registrant’s Post-Effective Amendment No. 5 to its Registration Statement on Form N-2 (File Nos. 333-165775 and 811-21593) as filed with the Commission on May 5, 2011).
5.	The Registrant’s Amended and Restated Bylaws (incorporated by reference from the Registrant’s Pre-Effective Amendment No. 4 to its Registration Statement on Form N-2 (File Nos. 333-116479 and 811-21593) as filed with the Commission on September 16, 2004).
6.	The Registrant’s Form of Common Stock Certificate (incorporated by reference from the Registrant’s Registration Statement on Form N-2 (File Nos. 333-140488 and 811-21593) as filed with the Securities and Exchange Commission on February 7, 2007).
7.	The Registrant’s Certificate of Appointment of American Stock Transfer & Trust Company as Transfer Agent and Registrar for Senior D Mandatory Redeemable Preferred Stock (incorporated by reference from the Registrant’s Post-Effective Amendment No. 5 to its Registration Statement on Form N-2 (File Nos. 333-165775 and 811-21593) as filed with the Commission on May 5, 2011).
8.	The Registrant’s Form of Series D Mandatory Redeemable Preferred Stock Certificate (incorporated by reference from the Registrant’s Post-Effective Amendment No. 5 to its Registration Statement on Form N-2 (File Nos. 333-165775 and 811-21593) as filed with the Commission on May 5, 2011).
9.	Form of Fitch Rating Guidelines (incorporated by reference from the Registrant’s Pre-Effective Amendment No. 1 to its Registration Statement on Form N-2 (File Nos. 333-165775) as filed with the Commission on May 24, 2010).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 5, 2011	Kayne Anderson MLP Investment Company
	By:	/s/ DAVID J. SHLADOVSKY
		Name:	David J.Shladovsky
		Title:	Chief Compliance Officer & Secretary